UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment No. 2)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g)
of the Securities Exchange Act of 1934

ABERCROMBIE & FITCH CO.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Incorporation or Organization)	31-1469076 (IRS Employer Identification Number)

6301 Fitch Path, New Albany, OH (Address of Principal Executive Offices)	43054 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series A Participating Cumulative Preferred Stock Purchase Rights	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
NONE
(Title of Each Class)

Item 1. Description of Securities to be Registered.
     The Board of Directors of Abercrombie & Fitch Co. (the “Company”) has approved an amendment to the Company’s existing Rights Agreement dated as of July 16, 1998 (as amended on April 21, 1999) to extend the final expiration date on which the Rights are exercisable to July 16, 2018.
     The Amendment is attached hereto as an exhibit and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of such exhibit.
Item 2. Exhibits.

Exhibit No	Document Designation

4.01	Amendment No. 2 to Rights Agreement, dated as of June 11, 2008, by and between Abercrombie & Fitch Co. and National City Bank, as rights agent.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: June 12, 2008	By:	/s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.01	Amendment No. 2 to Rights Agreement, dated as of June 11, 2008, by and between Abercrombie & Fitch Co. and National City Bank, as rights agent.